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            [LOGO OF                                 EXHIBIT (e)(4)
            The AIG Life Companies (U.S.)]
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                            EXECUTIVE ADVANTAGE(SM)

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                              PREMIUM ALLOCATION
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
Policy Number:_______________            Policyholder:_______________________________
                                                     (Last Name, First Name, Middle Name)

Insured:____________________________________________   Social Security No.: ______-______-
        (Last Name, First Name,
Middle Name)

[_]I revoke my current Premium Allocation and direct that all future premiums be invested as described below.

Allocation of Premium

Guaranteed Account                                    $____
AllianceBernstein Variable Products Series Fund, Inc.       Goldman Sachs Variable Insurance Trust
   Americas Government Income Portfolio               $____    Strategic International Equity Fund     $____
   Growth Portfolio                                   $____    Structured U.S. Equity Fund             $____
   Growth and Income Portfolio                        $____
   Large Cap Growth Portfolio                         $____ J.P. Morgan Series Trust II
   Small Cap Growth Portfolio                         $____    Small Company Portfolio                 $____

American Century Variable Portfolios, Inc.
   VP Income & Growth Fund                            $____ The Universal Institutional Funds, Inc.
   VP International Fund                              $____    Core Plus Fixed Income Portfolio        $____

BlackRock Variable Series Funds, Inc.                          Emerging Markets Equity Portfolio       $____
   BlackRock Basic Value V.I. Fund                    $____    High Yield Portfolio                    $____
   BlackRock Fundamental Growth V.I. Fund             $____    Mid Cap Growth Portfolio                $____
   BlackRock Government Income V.I. Fund              $____    U.S. Mid Cap Value Portfolio            $____
   BlackRock Value Opportunities V.I. Fund            $____

Credit Suisse Trust                                         Neuberger Berman Advisers Management Trust
   Emerging Markets Portfolio                         $____    AMT Partners Portfolio                  $____
   Global Small Cap Portfolio                         $____ PIMCO Variable Insurance Trust
   International Focus Portfolio                      $____    High Yield Portfolio                    $____
   Large Cap Value Portfolio                          $____    Long-Term U.S. Government Portfolio     $____
   Mid-Cap Core Portfolio                             $____    Real Return Portfolio                   $____
   Small Cap Core I Portfolio                         $____    Short-Term Portfolio                    $____

Fidelity Variable Insurance Products                           Total Return Portfolio                  $____
   VIP Balanced Portfolio                             $____
   VIP Contrafund Portfolio                           $____ Vanguard Variable Insurance Fund
   VIP Index 500 Portfolio                            $____    Total Bond Market Index Portfolio       $____

Franklin Templeton Variable Insurance Products Trust           Total Stock Market Index Portfolio      $____
   Money Market Fund- Class 1                         $____ VALIC Company I
   Developing Markets Securities Fund - Class 2       $____    International Equities Fund             $____
   Foreign Securities Fund - Class 2                  $____    Mid Cap Index Fund                      $____
   Growth Securities Fund - Class 2                   $____    Small Cap Index Fund                    $____

As Policyholder, I represent that:
    a) the statements and answers in this Premium Allocation are written as made by me and are complete and true to the best of my knowledge and belief.
    b) I have received copies of the current prospectuses.
    c) I understand that the Death Benefit and Cash Surrender Value may increase or decrease depending on investment performance.
    d) I understand that the Policy will lapse if Net Cash Surrender Value becomes insufficient to cover monthly deductions.
    e) I believe that this Policy will meet my insurance needs and financial objectives.


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Signature of Insured                     Signature of Policyholder (If other
                                         than Insured)
____________ ______, 2007
Date Signed
Premium Allocation, Executive Advantage/SM/, 04/07